Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 16, 2017, relating to the financial statements and financial highlights, which appears in S&P 500 Index Master Portfolio’s Annual Report on Form N-CSR for the year ended December 31, 2016.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 27, 2018